UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021

Tilray, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Maughan Rd., Nanaimo, BC, Canada	V9X 1J2
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on December 15, 2020, Tilray, Inc., a Delaware corporation (“Tilray”), and Aphria Inc., a corporation existing under the laws of the Province of Ontario (“Aphria”), entered into an Arrangement Agreement, as amended on February 19, 2021 (the “Arrangement Agreement”), pursuant to which all of the issued and outstanding common shares of Aphria will be exchanged for Class 2 common stock of Tilray, in accordance with a specified exchange ratio, pursuant to a plan of arrangement under the Business Corporations Act (Ontario) (the “Arrangement”).

On April 7, 2021, Tilray’s board of directors appointed, effective upon the closing of the Arrangement, David F. Clanachan to serve on the Tilray board of directors as a Class II Board member for the balance of the term expiring at Tilray’s 2023 Annual Meeting of Stockholders (which is the Class II term) and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. The board of directors has determined that Mr. Clanachan meets the requirements for independence under the applicable listing standards of The Nasdaq Stock Market LLC and the Securities Exchange Act of 1934, as amended, for his role on the Board and each committee, as applicable.

David F. Clanachan is Commissioner of the Canadian Premier League, a post he has held since 2018. Mr. Clanachan was also the Chairman of Restaurant Brands International, Canada until 2018. He was named President and Chief Operating Officer of Tim Hortons in 2014, and had more than 35 years with the brand. Mr. Clanachan holds a Bachelor of Commerce degree from the University of Windsor. Mr. Clanachan brings to the Board significant experience in consumer products and services, as well as financial, international growth, and general management experience.

Mr. Clanachan will be entitled to receive cash and equity compensation in accordance with Tilray’s non-employee director compensation policy in effect upon closing of the Arrangement. Mr. Clanachan expects to enter into Tilray’s form of indemnification agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Additional Information and Where to Find It

In connection with the proposed business combination (the “Transaction”), Tilray has filed a Proxy Statement/Circular containing important information about the Transaction and related matters. The Proxy Statement/Circular has also been made available by Aphria and Tilray on their respective SEDAR profiles. Additionally, Aphria and Tilray will file other relevant materials in connection with the Transaction with the applicable securities regulatory authorities. Investors and security holders of Aphria and Tilray are urged to carefully read the entire Proxy Statement/Circular (including any amendments or supplements to such documents), respectively, before making any voting decision with respect to the Transaction because they contain important information about the Transaction and the parties to the Transaction. The Proxy Statement/Circular will be mailed to the Aphria Shareholders and Tilray Stockholders and is accessible on the SEDAR and EDGAR profiles of the respective companies.

Investors and security holders of Tilray can obtain a free copy of the Proxy Statement/Circular, as well as other relevant filings containing information about Tilray and the Transaction, including materials incorporated by reference into the Proxy Statement/Circular, without charge, at the SEC’s website (www.sec.gov) or from Tilray by contacting Tilray’s Investor Relations at (203) 682-8253, by email at Raphael.Gross@icrinc.com, or by going to Tilray’s Investor Relations page on its website at https://ir.tilray.com/investor-relations and clicking on the link titled “Financials.”

Investors and security holders of Aphria are able to obtain a free copy of the Proxy Statement/Circular, as well as other relevant filings containing information about Aphria and the Transaction, including materials incorporated by reference into the Proxy Statement/Circular, without charge, under Aphria’s profile on SEDAR at www.sedar.com or from Aphria by contacting Aphria’s investor relations at investors@aphria.com.

Participants in the Solicitation

Tilray and Aphria and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of Tilray proxies in respect of the Transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Tilray stockholders in connection with the Transaction will be set forth in the Tilray proxy statement for the Transaction when available. Other information regarding the participants in the Tilray proxy solicitation and a description of their direct and indirect interests in the Transaction, by security holdings or otherwise, will be contained in such proxy statement and other relevant materials to be filed with the SEC in connection with the Transaction. Copies of these documents may be obtained, free of charge, from the SEC or Tilray as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

Certain information in this Form 8-K constitutes forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. The forward-looking statements are expressly qualified by this cautionary statement. Forward-looking statements are provided for the purpose of presenting information about management’s current expectations and plans relating to the future, and readers are cautioned that such statements may not be appropriate for other purposes. Any information or statements that are contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements, including, but not limited to, statements in this Form 8-K with regards to: (i) statements relating to the strategic business combination of Aphria and Tilray and the expected timing and closing of the Transaction; Transaction including, receipt of required shareholder approvals, court approvals and satisfaction of other closing customary conditions; (ii) estimates of pro-forma financial information of the combined company, including in respect of expected revenues and production of cannabis; (iii) the expected strategic and financial benefits of the business combination, including estimates of future cost reductions, synergies, including expected pre-tax synergies, savings and efficiencies; (iv) statements that the combined company anticipates having scalable medical and adult-use cannabis platforms expected to strengthen the leadership position in Canada, internationally and, eventually in the United States; (v) statements that the combined company is expected to offer a diversified and branded product offering and distribution footprint, state-of-the-art cultivation, processing and manufacturing facilities; (vi) statements in respect of operational efficiencies expected to be generated as a result of the Transaction in the amount of approximately C$100 million of pre-tax annual cost synergies; (vii) statements regarding the value and returns to shareholders expected to be generated by the business combination; (viii) expectations of future balance sheet strength and future equity; (ix) expectations regarding the combined company’s future M&A strategy; and (x) the expectation that the combined company’s shares will be listed on the Toronto Stock Exchange concurrently with, or as soon as possible after, the closing of the Transaction. Aphria and Tilray use words such as “forecast”, “future”, “should”, “could”, “enable”, “potential”, “contemplate”, “believe”, “anticipate”, “estimate”, “plan”, “expect”, “intend”, “may”, “project”, “will”, “would” and the negative of these terms or similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Certain material factors or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this Form 8-K, including the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary shareholder and court approvals for the Transaction, the ability of the parties to satisfy, in a timely manner, the conditions to closing of the Transaction and other expectations and assumptions concerning the Transaction. Forward-looking statements reflect current beliefs of management of Aphria and Tilray with respect to future events and are based on information currently available to each respective management team including the reasonable assumptions, estimates, analysis and opinions of management of Aphria and Tilray considering their experience, perception of trends, current conditions and expected developments as well as other factors that each respective management believes to be relevant as at the date such statements are made. Forward-looking statements involve significant known and unknown risks and uncertainties. Many factors could cause actual results, performance or achievement to be materially different from any future forward-looking statements. Factors that may cause such differences include, but are not limited to, risks assumptions and expectations described in Aphria’s and Tilray’s critical accounting policies and estimates; the adoption and impact of certain accounting pronouncements; Aphria’s and Tilray’s future financial and operating performance; the competitive and business strategies of Aphria and Tilray; the intention to grow the business, operations and potential activities of Aphria and Tilray; the ability of Aphria and Tilray to complete the Transaction; Aphria’s and Tilray’s ability to provide a return on investment; Aphria’s and Tilray’s ability to maintain a strong financial position and manage costs, the ability of Aphria and Tilray to maximize the utilization of their existing assets and investments and that the completion of the Transaction is subject to the satisfaction or waiver of a number of conditions as set forth in the Arrangement Agreement. There can be no assurance as to when these conditions will be satisfied or waived, if at all, or that other events will not intervene to delay or result in the failure to complete the Transaction. There is a risk that some or all the expected benefits of the Transaction may fail to materialize or may not occur within the time periods anticipated by Aphria and Tilray. The challenge of coordinating previously independent businesses makes evaluating the business and future financial prospects of the combined company following the Transaction difficult. Material risks that could cause actual results to differ from forward-looking statements also include the inherent uncertainty associated with the financial and other projections a well as market changes arising from governmental actions or market conditions in response to the COVID-19 public health crisis; the prompt and effective integration of the combined company; the ability to achieve the anticipated synergies and value-creation contemplated by the Transaction; the risk associated with Aphria’s and Tilray’s ability to obtain the approval of the proposed transaction by their shareholders required to consummate the Transaction and the timing of the closing of the Transaction, including the risk that the conditions to the Transaction are not satisfied on a timely basis or at all; the risk that a consent or authorization that may be required for the Transaction is not obtained or is obtained subject to conditions that are not anticipated; the outcome of any legal proceedings that may be instituted against the parties and others related to the Arrangement Agreement; unanticipated difficulties or expenditures relating to the Transaction, the response of business partners and retention as a result of the announcement and pendency of the Transaction; risks relating to the value of Tilray’s common stock to be issued in connection with the transaction; the impact of competitive responses to the announcement of the Transaction; and the diversion of management time on transaction-related issues. Readers are cautioned that the foregoing list of factors is not exhaustive. Other risks and uncertainties not presently known to Aphria and Tilray or that Aphria and Tilray presently believe are not material could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of risks and other factors, see the most recently filed annual information form of Aphria and the annual report filed on form 10-K of Tilray made with applicable securities regulatory authorities and available on SEDAR and EDGAR. The forward-looking statements included in this Form 8-K are made as of the date of this Form 8-K and neither Aphria nor Tilray undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray, Inc.

Date: April 13, 2021	By:	/s/ Brendan Kennedy
Brendan Kennedy
President and Chief Executive Officer

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